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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                UNICA CORPORATION

                                   * * * * * *

            FIRST. The name of the corporation is Unica Corporation

            SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,421,220, of which (a) 3,421,220 shares shall be designated as Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (b) 28,000,000 shares shall be designated as Common Stock, par value $.01 per share (the "Common Stock").

            The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation.

A. SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK

      1. Designation. A total of 74,811 shares of the Corporation's Preferred Stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock").

      2. Voting. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such share of Series A Preferred Stock could be converted pursuant to Section A.6 hereof on the record date for the vote or written consent of stockholders. The holder of each share of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock and Series B Preferred Stock (as defined herein), voting together as a single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.8) and or by law.

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      3.    Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive in preference to the holders of any and all other classes of capital stock of the Corporation and pari passu with the holders of Series B Preferred Stock, when and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends on the Series A Preferred Stock in cash at the rate per annum of $8.1205 per share, from the date on which such shares of Series A Preferred Stock were issued by the Corporation (each such date, a "Series A Convertible Issuance Date"), subject to proration for partial years on the basis of a 365-day year (the "Series A Dividends"). Such dividends will accumulate commencing as of the Series A Convertible Issuance Date and shall be cumulative, to the extent unpaid, whether or not they have been declared and whether or not the Corporation may legally pay the dividends. Such dividends shall become due and payable with respect to any shares of Series A Preferred Stock as provided in Sections A.4, A.5 and A.6. Dividends paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. So long as any shares of Series A Preferred Stock are outstanding and the Series A Dividends have not been paid in full in cash (a) no dividend whatsoever (other than stock dividends) shall be paid or declared, and no distribution shall be made, on any Common Stock, or other capital stock of the Corporation ranking junior to the Series A Preferred Stock; and (b) except as provided in Sections A.8B(c) and C.8B(c) and the Series A Redeemable Preferred Stock (as defined herein), if applicable, no shares of Common Stock or other capital stock of the Corporation ranking junior to the Series A Preferred Stock shall be repurchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

            In addition to Series A Dividends, the holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, any dividends declared on the Common Stock (treating each share of Series A Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock would be converted if it were converted pursuant to the provisions of Section A.6 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

            All numbers relating to the calculation of dividends pursuant to this Section A.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock.

      4.    Liquidation and Extraordinary Transactions.

                  (a) Liquidation Preference. Upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), or (ii) (w) a merger or consolidation of the Corporation with or into another corporation (except for a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding voting power of such surviving corporation), (x) the sale or transfer of all or

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substantially all of the properties and assets of the Corporation, (y) any purchase of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares) by any party or group (other than the Investors, as that term is defined in either (i) that certain Stock Purchase Agreement, dated as of November 24, 1999, by and among the Corporation, the Investors and the other parties named therein (the "Series A Purchase Agreement")), or (ii) that certain Stock Purchase Agreement, dated as of March [___], 2001, by and among the Corporation and the Investors (the "Series B Purchase Agreement") that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase, or (z) the redemption or repurchase of shares (other than the Preferred Stock as provided in this Certificate of Incorporation) the effect of which is that any party or group (other than the Investors) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such redemption or repurchase beneficially owns a majority of the voting power of the outstanding shares of capital stock of the Corporation after such redemption or repurchase (each an "Extraordinary Transaction"), each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings:

            (i) Before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series A Preferred Stock, an amount in cash equal to (i) $90.227373 per share of Series A Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) (the "Series A Base Liquidation Amount"), plus (ii) any accumulated but unpaid dividends, including, without limitation, the Series A Dividends, to which such holder of outstanding shares of Series A Preferred Stock is then entitled (the "Series A Dividend Liquidation Amount") (the sum of clauses (i) and (ii) being referred to herein as the "Series A Senior Convertible Liquidation Amount"); provided, however, that

                  (A) if a Liquidation Event or Extraordinary Transaction occurs and the holders of Series A Preferred Stock would, if all proceeds were distributed pursuant to Section A.4(a)(ii) without payment of the Series A Senior Convertible Liquidation Amount, receive an amount equal to or in excess of $295 per share of Series A Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock), then the holders of Series A Preferred Stock shall not be entitled to receive any Series A Senior Convertible Liquidation Amount hereunder; and

                  (B) if a Liquidation Event or Extraordinary Transaction occurs and the holders of Series A Preferred Stock would, if all proceeds

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                  were distributed pursuant to Section A.4(a)(ii) without
                  payment of the Series A Senior Convertible Liquidation Amount, receive an amount which is in excess of $221 per share of Series A Preferred Stock (as adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) (such applicable per share amount to be referred to herein as the "Series A Minimum Amount") but is less than $295 per share of Series A Preferred Stock (as adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) (such applicable per share amount to be referred to herein as the "Series A Target Amount"), then each holder of Series A Preferred Stock shall be entitled to receive only: that portion of the Series A Senior Convertible Liquidation Amount equal to the product of (x) the Series A Senior Convertible Liquidation Amount multiplied by (y) a fraction, the numerator of which is the remainder of (1) the Series A Target Amount minus (2) the actual amount per share that the holders of Series A Preferred Stock would so receive pursuant to Section A.4(a)(ii) without payment of the Series A Senior Convertible Liquidation Amount and the denominator of which is equal to the remainder of (1) the Series A Target Amount minus (2) the Series A Minimum Amount; and

provided further that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Series A Senior Convertible Liquidation Amount as provided in this Section A.4 and the Series B Senior Convertible Liquidation Amount as provided in Section C.4 are not paid in full, the holders of the Series A Preferred Stock and the Series B Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and

      (ii) After the payment of the Series A Senior Convertible Liquidation Amount (subject to the prior payment of amounts due to holders of any shares of capital stock ranking senior, pari passu or junior to the Series A Preferred Stock, as the case may be), any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock and (ii) issuable upon conversion of the shares of Series A Preferred Stock held by a holder of Series A Preferred Stock pursuant to Section A.6 and the conversion of the shares of Series B Preferred Stock held by a holder of Series B Preferred Stock pursuant to Section C.6, in each case immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction (the "Series A Residual Convertible Liquidation Amount" and, together with the Series A Senior Convertible Liquidation Amount, the "Series A Total Convertible Liquidation Amount").

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            (b)   Conversion Rights Not Impaired. Nothing in this Section A.4 shall with respect to any Liquidation Event or Extraordinary Transaction in any way limit the right of the holders of the Series A Preferred Stock to elect to have the provisions of Section A.6 govern such Liquidation Event or Extraordinary Transaction.

            (c) Non-Cash Consideration. Notwithstanding the provisions of Section A.4(a), in connection with any Extraordinary Transaction, the holders of Series A Preferred Stock shall, on the effective date of such Extraordinary Transaction, be paid by the Corporation the Series A Senior Convertible Liquidation Amount in cash solely to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable), in such other consideration (valued as provided below) as is delivered in such Extraordinary Transaction an amount equal to the Series A Senior Convertible Liquidation Amount. The Series A Residual Convertible Liquidation Amount shall be paid in the same combination of cash and other consideration as remains payable to pay to the holders of the Common Stock and the holders entitled to the Series A Residual Convertible Liquidation Amount (after payment of Series A Senior Convertible Liquidation Amount, if any) and the Series B Residual Convertible Liquidation Amount (after payment of the Series B Senior Convertible Liquidation Amount) (in each case as defined in Section C.6) based upon the number of shares of Common Stock (i) then held by each holder of Common Stock and (ii) issuable upon conversion of the shares of Series A Preferred Stock held by a holder of Series A Preferred Stock pursuant to Section A.6 and Series B Preferred Stock held by a holder of Series B Preferred Stock pursuant to Section C.6, in each case immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction.

            Any securities or other consideration to be delivered to the holders of the Series A Preferred Stock and Series B Preferred Stock upon any Extraordinary Transaction shall be valued as follows: (i) if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one
(21) days) preceding the consummation of such Liquidation Event or Extraordinary Transaction; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such Liquidation Event or Extraordinary Transaction; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by resolution of the Board of Directors of the Corporation and the holders of two thirds of the outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as a class.

            (d) Surrender of Certificates. On the effective date of any Extraordinary Transaction, the Corporation shall pay all cash and other consideration to which the holders of Series A Preferred Stock shall be entitled under this Section A.4. Upon receipt of such payment, each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal

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executive office of the Corporation or the offices of the transfer agent for the
Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss"), and each surrendered certificate shall be canceled and retired.

            (e) Notice. Prior to the occurrence of any Liquidation Event or Extraordinary Transaction, the Corporation will furnish each holder of Series A Preferred Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Series A Preferred Stock each holder of Series A Preferred Stock would receive pursuant to the provisions of Section A.4(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

      5.    Redemption.

            (a) On or after March 20, 2008, at the election of the holders of a majority of the then outstanding shares of Series A Preferred Stock, the Corporation shall redeem all shares of Series A Preferred Stock then outstanding at the Series A Redemption Price specified in Section A.5(b) herein, the foregoing election shall be made by such holders giving the Corporation and each of the other holders of the Series A Preferred Stock not less than thirty (30) days prior written notice, which notice shall set forth the date for such redemption (the "Series A Redemption Date"). Upon the receipt of any such notice, the Corporation shall provide concurrent written notice to each holder of the Series B Preferred Stock.

            (b) On the Series A Redemption Date, the Corporation shall redeem all shares of Series A Preferred Stock for a per share redemption price equal to the greater of (i) the Series A Senior Convertible Liquidation Amount or (ii) the amount received if each share of Series A Preferred Stock was converted into Common Stock and such Common Stock was redeemed at its Going Concern Value (as defined in Section A.5(e) hereof) (the "Series A Redemption Price"). On the Series A Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the Series A Redemption Price.

            (c) From and after the Series A Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Series A Redemption Price, all dividends on the Series A Preferred Stock shall cease to accrue, all rights of the holders with respect to such redeemed shares of Series A Preferred Stock (except the right to receive the Series A Redemption Price upon surrender of their certificate) shall cease and such shares

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shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

            (d) If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the Series A Redemption Date and Series B Preferred Stock on the Series B Redemption Date (as defined in Section C.5), if applicable, are insufficient to redeem the total number of shares of to be redeemed, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock and Series B Preferred Stock, if applicable, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem (ratably among the holders of such shares to be redeemed to the extent that such funds are insufficient to redeem the shares remaining to be redeemed), but which it has not redeemed at the Series A Redemption Price or Series B Redemption Price, whichever is applicable, together with any accrued interest thereon as provided below. If any shares to be redeemed are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate Series A Redemption Price and Series B Redemption Price (as defined in Section C.5), as applicable, on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series A Redemption Price and the Series B Redemption Price, if applicable, for the unredeemed portion at an aggregate per annum rate equal to twelve percent (12%), which such rate shall increase every six months thereafter by an additional one percent (1%) per annum to a maximum of twenty percent (20%) per annum, or the maximum rate of interest permitted under applicable law, whichever is less.

            (e) Going Concern Value. For purposes of Sections A.5(b) and C.5(b) hereof, "Going Concern Value" shall be determined on the basis of the following assumptions: (i) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common Stock of the Corporation (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common Stock of the Corporation and any amounts payable upon such conversion, exercise or exchange paid to the Corporation; (ii) without any reduction in value for lack of control or the inherent lack of liquidity of minority interests; (iii) giving full effect to the earnings history and prospects of the Corporation; and (iv) otherwise on a basis which values each share of Common Stock of the Corporation at the same per share price. In order to determine the Going Concern Value, the Board of Directors of the Corporation and the holder or holders of Series A Preferred Stock and Series B Preferred Stock electing to redeem shares of such stock shall meet and use their best efforts to reach an agreement on the Corporation's Going Concern Value. If such parties are unable to reach such agreement within a reasonable amount of time, such parties will use their best efforts to agree upon the selection of an independent appraiser or investment banking firm of national standing within 30 business days after giving of notice that requires a determination of Going Concern Value. Such appraiser or investment banking firm will have 30 business days in which to determine

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the Going Concern Value and its determination will be final and binding on all parties concerned. All costs of such determination shall be borne by the Corporation.

      6. Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

            (a) Voluntary Conversion. Each holder of shares of Series A Preferred Stock may elect at any time to convert the shares of Series A Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series A Preferred Stock to be converted by the Series A Conversion Value and dividing the result by the Series A Conversion Price then in effect. The "Series A Conversion Value" shall initially be $90.227373 per share of Series A Preferred Stock. After giving effect to the Corporation's 60-for-1 stock split via a 59-for-1 stock dividend on February 14, 2000 (the "2000 Stock Split"), the "Series A Conversion Price" shall be $1.503790 per share of Series A Preferred Stock, subject to adjustment as hereinafter provided. Additionally, each share of Series A Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible according to the formula set forth above at the then effective Series A Conversion Price upon the date specified by the holders of not less than a majority of the shares of Series A Preferred Stock then outstanding. Except as otherwise provided in this Section A.6(a) or Section A.6(c) hereof, if shares of Series A Preferred Stock are converted pursuant to this Section A.6(a) at a time when there are any declared and unpaid dividends or other amounts due on such shares, other than Series A Dividends, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation pari passu or junior to the Series A Preferred Stock, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion; provided, however, that in the event shares of Series A Preferred Stock are so converted into shares of Common Stock in connection with an Extraordinary Transaction or a Liquidation Event and the holders thereof would, if all proceeds with respect thereto were distributed pursuant to Section A.4(a)(ii) hereof without payment of the Series A Senior Convertible Liquidation Amount, receive less than the Series A Target Amount, the Corporation shall pay, before any amount shall be paid to the holders of Common Stock, or of any other stock ranking on liquidation pari passu or junior to the Series A Preferred Stock, to each such holder, in addition to any other declared and unpaid dividends or other amounts due on such shares, any Series A Dividends to which such holder would otherwise be entitled if the provisions of Section A.4 hereof were applicable thereto.

            (b) Automatic Conversion Upon Series A Qualified Public Offering. Each share of Series A Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section A.6(a) hereof at the then effective Series A Conversion Price as of, and in all cases subject to, the closing of the Corporation's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the offer and sale of Common Stock for the account of the Corporation to the public generally, provided that
(i) such registration statement covers the offer and sale of Common Stock of which the

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aggregate net proceeds attributable to sales for the account of the Corporation equal or exceed $30,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market and (iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $4.916667 per share of Common Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Common Stock)(a "Series A QPO" or a "Series A Qualified Public Offering"); provided, that if a closing of a Series A QPO occurs, all outstanding shares of Series A Convertible Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. If the holders of shares of Series A Convertible Stock are required to convert the outstanding shares of Series A Preferred Stock pursuant to this Section A.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, other than Series A Dividends, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation pari passu or junior to the Series A Preferred Stock, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

            (c) Conversion Upon Series A Initial Public Offering Other than Series A Qualified Public Offering. Notwithstanding anything to the contrary contained herein, upon election by a holder or holders of Series A Preferred Stock to convert such shares into shares of Common Stock pursuant to the provisions of Section A.6(a) hereof in connection with the Corporation's first public offering pursuant to an effective registration statement under the Securities Act, which offering does not constitute a Series A Qualified Public Offering (a "Series A Initial Public Offering"), each share of Series A Preferred Stock then held by such holder or holders shall as of, and in all cases subject to, the closing of the Series A Initial Public Offering, be converted into (i) the number of shares of Common Stock into which such share is convertible as computed according to the formula set forth in Section A.6 hereof and (ii) one (1) share of Series A Redeemable Preferred Stock; provided, that if a closing of a Series A Initial Public Offering occurs, all such shares of Series A Preferred Stock being so converted shall be deemed to have been converted as set forth in this Section A.6(c) immediately prior to such closing; and provided, further that in the event that the per share public offering price (net of underwriter discounts and commissions) (the "Offering Price") for the Series A Initial Public Offering exceeds the Series A Minimum Amount but is less than the Series A Target Amount, then the number of shares of Series A Redeemable Preferred Stock issuable to a holder of shares of Series A Preferred Stock shall be equal to the product of (x) the number of shares of Series A Redeemable Preferred Stock issuable pursuant to the formula set forth above multiplied by (y) a fraction, the numerator of which is the remainder of (A) the Series A Target Amount minus (B) the Offering Price and the denominator of which is the remainder of (A) the Series A Target Amount minus (B) the Series A Minimum Amount. If shares of Series A Preferred Stock are converted pursuant to this Section A.6(c) at a time when there are any declared and unpaid dividends or other amounts due on such shares, including Series A Dividends, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation pari passu or junior to the Series A Preferred Stock, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion; provided that in the

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event the Offering Price exceeds the Series A Minimum Amount but is less than the Series A Target Amount, then each holder of Series A Preferred Stock so converting shall be entitled to receive only that portion of the accrued Series A Dividends with respect to such shares (the "Accrued Series A Dividends") equal to the product of (x) the Accrued Series A Dividends multiplied by (y) a fraction, the numerator of which is the remainder of (1) the Series A Target Amount minus (2) the Series A Offering Price and the denominator of which is equal to the remainder of (1) the Series A Target Amount minus (2) the Series A Minimum Amount.

            (d) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section A.6(a), the relevant holder or holders of Series A Preferred Stock shall surrender the certificate or certificates representing the Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, or in the event the certificate or certificates are lost, stolen or missing, shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Series A Preferred Stock upon election to convert pursuant to Section A.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Series A Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock and Series A Redeemable Preferred Stock, if applicable, to which such holders shall be entitled upon conversion, plus a cash payment in the amount of any accrued but unpaid dividends and other amounts as contemplated by this Section A.6 in respect of the shares of Series A Preferred Stock which are converted. Notwithstanding the foregoing, in the event of an automatic conversion pursuant to Section A.6(a) upon the election of the holders of not less than a majority of Series A Preferred Stock, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and all rights with respect to such applicable Series A Preferred Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefore or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock and Series A Redeemable Preferred Stock, if applicable, into which such shares of Series A Preferred Stock have been converted plus all declared but unpaid dividends and other amounts as contemplated by this Section A.6 in respect of the shares of Series A Preferred Stock which are converted. The issuance of certificates for Common Stock and Series A Redeemable Preferred Stock, if applicable, upon conversion of Series A Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

            (e) Procedure for Automatic Conversion on Series A Qualified Public Offering. As of, and in all cases subject to, the closing of a Series A Qualified Public Offering (the "Series A Automatic Conversion Date"), all outstanding shares of Series A Preferred Stock shall be converted automatically into shares of Common Stock as set forth in Section A.6(b) hereof and without any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation or its transfer agent. On the Series A Automatic Conversion Date, all rights with respect to the Series A Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted plus all accrued but unpaid dividends and other amounts as contemplated by Section A.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered are convertible on the Series A Automatic Conversion Date and shall pay all declared but unpaid dividends and other amounts as contemplated by Section A.6(b) in respect of the shares of Series A Preferred Stock which are converted.

            (f) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law; provided, however, the Corporation shall deliver to the holders of Series A Preferred Stock fractional shares of Series A Redeemable Preferred Stock, if applicable, upon the conversion of Series A Preferred Stock pursuant to the provisions of Section A.6(c) hereof.

            (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series A Redeemable Preferred Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock and Series A Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock and Series A Redeemable Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Series A Redeemable Preferred Stock to such number of shares as shall be sufficient for such purpose.

            (h) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series A Preferred Stock.

      7. Adjustments. The Series A Conversion Price in effect from time to time shall be subject to adjustment from and after the Series A Convertible Issuance Date as follows:

            (a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

            (b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock, shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

            (c) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding (i) any shares of Common Stock issued (pursuant to the exercise of options or otherwise) to the Corporation's employees, directors and consultants pursuant to employee stock and option plans approved by the Corporation's Board of Directors, (ii) any Common Stock which may be issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock, (iii) any Common Stock issued or issuable by reason of a stock split, stock dividend or other distribution of shares of Common Stock that is covered by Sections A.7(a) and (b) and C.7(a) and (b) hereof, and (iv) subject to the requisite approval of the holders of Series A Preferred Stock (as provided for in Section A.8B(d) hereof) and the holders of Series B Preferred Stock (as provided for in Section C.8B(d) hereof), any Common Stock issued in connection with an acquisition of any corporation or business concern (the securities referred to in clauses (i) through (iv) shall collectively be referred to as the "Excluded Shares")) for a consideration per share (the "Purchase Price") less than the Series A Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a "Series A Dilutive Transaction"), then, and thereafter successively upon each such Series A Dilutive Transaction the Series A Conversion Price shall forthwith be reduced to an amount determined by multiplying the Series A Conversion Price by a fraction:

            (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Series A Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Series A Dilutive Transaction would purchase at the Series A Conversion Price (prior to such adjustment); and

            (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Series A Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Series A Dilutive Transaction.

            (d) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a Purchase Price (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Series A Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or other convertible or exchangeable securities, the Series A Conversion Price shall forthwith be reduced to an amount determined by multiplying the Series A Conversion Price by a fraction:

            (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Series A Conversion Price prior to adjustment; and

            (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the aggregate number of shares of

      Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted.

            (e) Expiration or Change in Price. If the consideration per share provided for in any options, warrants, convertible securities or any other rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Series A Conversion Price in effect at the time of such change shall be readjusted to the Series A Conversion Price which would have been in effect at such time had such options, warrants, convertible securities or other rights provided for such changed consideration per share (determined as provided in Section A.7(d) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Series A Conversion Price will be made only as and to the extent that such Series A Conversion Price effective upon such adjustment remains less than or equal to such Series A Conversion Price that would be in effect if such options, warrants, rights or securities had not been issued. No adjustment of the Series A Conversion Price shall be made under this Section A.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Series A Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Series A Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to the Series A Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

            (f) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock, shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.7 as applied to such distributed securities.

            (g) Reorganization, etc. If the Common Stock issuable upon the conversion of the Series A Preferred Stock, shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.7), then and in each such event the holder of each share of Series A Preferred Stock, shall have the right to receive upon conversion of the Series A Preferred Stock, the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            (h) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section A.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock, shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.7 (including, without limitation, provisions for adjustment of the Series A Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock.

            Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties and such events are more fully set forth on the first paragraph of this Section A.7(h), shall have the option of electing treatment of its shares of Series A Preferred Stock under either this Section A.7(h) or Section A.4 hereof.

            (i) Calculations. All calculations under this Section A.7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

            (j) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Series A Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and Series A Redeemable Preferred Stock, if applicable, and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock.

      8.    Covenants.

            A. Series A Preferred Stock Rights. So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Series A Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, voting as a single class:

                  (a) Take any action or enter into any agreement to create or authorize any new class of securities which has a preference over, or is offered with rights on a pari passu basis with, the Series A Preferred Stock or the Series A Redeemable Preferred Stock with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction or as to dividends or redemption rights; or

                  (b) amend, alter, repeal or waive any provision of, or add any provision to, this Certificate of Incorporation or by-laws in a manner that changes the rights, preferences or privileges of the Series A Preferred Stock or the Series A Redeemable Preferred Stock or that otherwise adversely affects the rights of the holders of the Series A Preferred Stock or the Series A Redeemable Preferred Stock.

            B. Preferred Stock Rights. In addition, so long as any shares of Series A Preferred Stock or Series B Preferred Stock shall be outstanding, the Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Series A Preferred Stock and Series B Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than two thirds of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together (on an as-converted basis) as a single class:

            (a) effect any (i) Liquidation Event or (ii) Extraordinary Transaction;

            (b) declare or pay dividends or make any distributions of cash, property or securities of the Corporation with respect to any shares of its Common Stock or any other capital stock of the Corporation other than dividends or distributions required to be made with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series A Redeemable Preferred Stock or the Series B Redeemable Preferred Stock as provided in this Certificate of Incorporation;

            (c) repurchase, redeem or otherwise acquire any of the outstanding capital stock of the Corporation, except for (i) the repurchase of unvested shares from employees, directors or consultants at cost, pursuant to the terms of agreements providing for the original issuance of such capital stock (or options to purchase such capital stock) and (ii) the redemption of the Series A Preferred Stock, the Series B Preferred Stock, the Series A Redeemable Preferred Stock or the Series B Redeemable Preferred Stock pursuant to and as provided in this Certificate of Incorporation;

            (d) authorize or engage in any acquisition of any corporation or business concern, whether by acquisition of cash, capital stock or otherwise, or make any other investment in another business entity or any joint venture or similar management;

            (e) authorize any reclassification or recapitalization of the outstanding capital stock of the Corporation; or

            (f) increase the authorized number of directors constituting the Corporation's Board of Directors to more than seven (7).

            Further, the Corporation shall not, by amendment of this Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions set forth herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock, Series A Redeemable Preferred Stock, the Series B Preferred Stock and the Series B Redeemable Preferred Stock, if applicable, against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Series A Preferred Stock and Series A Redeemable Preferred Stock under the circumstances contemplated by Sections A.5 or B.4 hereof or the Series B Preferred Stock and Series B Redeemable Preferred Stock under the circumstances contemplated by Sections C.5 and D.4. Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series A Preferred Stock and the Series A Redeemable Preferred Stock, and the Series B Preferred Stock and the Series B Redeemable Preferred Stock.

      9.    Notice.

            (a) Liquidation Events, Extraordinary Transactions, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event, Extraordinary Transaction, Series A Initial Public

Offering or Series A QPO becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, Series A Initial Public Offering or Series A QPO is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

            (b) Waiver of Notice. The holder or holders of not less than a majority of the outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

            (c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock or any other class or series of Preferred Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series A Preferred Stock.

      10. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

      11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series A Preferred Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

B. SERIES A REDEEMABLE PREFERRED STOCK

      1. Designation. A total of 74,811 shares of the Corporation's Preferred Stock shall be designated as a series known as Series A Redeemable Preferred Stock, par value $.01 per share (the "Series A Redeemable Preferred Stock").

      2. Voting. The holders of Series A Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under by law.

      3. Dividends. The holders of shares of Series A Redeemable Preferred Stock shall be entitled to receive dividends on the Series A Redeemable Preferred Stock when and if declared by the Board of Directors.

      4.    Redemption.

            (a) All of the outstanding shares of Series A Redeemable Preferred Stock shall be automatically redeemed immediately upon the closing of a Series A Initial Public Offering (the "Series A Redeemable Preferred Redemption Date") at the Series A Redeemable Redemption Price. The "Series A Redeemable Redemption Price" shall be equal to $90.227373 per share for each share of Series A Redeemable Preferred Stock (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Redeemable Preferred Stock). On the Series A Redeemable Preferred Redemption Date, each holder of shares of Series A Redeemable Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the Series A Redeemable Redemption Price.

            (b) From and after the Series A Redeemable Preferred Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Series A Redeemable Redemption Price, any dividends on the Series A Redeemable Preferred Stock shall cease to accrue, all rights of the holders with respect to such redeemed shares of Series A Redeemable Preferred Stock (except the right to receive the Series A Redeemable Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

            (c) If the funds of the Corporation legally available for redemption of shares of Series A Redeemable Preferred Stock are insufficient to redeem the total number of shares of Series A Redeemable Preferred Stock, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Redeemable Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed at the Series A Redeemable Redemption Price together with any accrued interest thereon as provided below. If any shares of Series A Redeemable Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate Series A Redeemable Redemption Price on all outstanding shares of Series A Redeemable Preferred Stock, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series A Redeemable Redemption Price for the unredeemed portion at an aggregate per annum rate equal to twelve percent (12%), which such rate shall increase every six months thereafter by an additional one percent (1%) per annum to a maximum of twenty percent (20%) per annum, or the maximum rate of interest permitted under applicable law, whichever is less.

      5. Notice. In the event that the Corporation provides or is required to provide notice to any holder of Series A Preferred Stock, Common Stock or any other capital stock of the Corporation in accordance with the provisions of this Certificate of Incorporation and/or the Corporation's by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Series A Redeemable Preferred Stock.

      6. No Reissuance of Series A Redeemable Preferred Stock. No share or shares of Series A Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

C. SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK

      1. Designation. A total of 1,635,799 shares of the Corporation's Preferred Stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock").

      2. Voting. The holder of each share of Series B Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such share of Series B Preferred Stock could be converted pursuant to Section C.6 hereof on the record date for the vote or written consent of stockholders. The holder of each share of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock and Series A Preferred Stock, voting together as a single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section C.8) and or by law.

      3. Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive in preference to the holders of any and all other classes of capital stock of the Corporation and pari passu with the holders of Series A Preferred Stock, when and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends on the Series B Preferred Stock in cash at the rate per annum of $0.245384 per share, from the date on which such shares of Series B Preferred Stock were issued by the Corporation (each such date, a "Series B Convertible Issuance Date"), subject to proration for partial years on the basis of a 365-day year (the "Series B Dividends"). Such dividends will accumulate commencing as of the Series B Convertible Issuance Date and shall be cumulative, to the extent unpaid, whether or not they have been declared and whether or not the Corporation may legally pay the dividends. Such dividends shall become due and payable with respect to any shares of Series B Preferred Stock as provided in Sections C.4, C.5 and C.6. Dividends paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series B Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. So long as any shares of Series B Preferred Stock are outstanding and the Series B Dividends have not been paid in full in cash (a) no dividend whatsoever (other than stock dividends) shall be paid or declared, and no distribution shall be made, on any Common Stock or other capital stock of the Corporation ranking junior to the Series B Preferred Stock; and (b) except as provided in Sections A.8B(c) and C.8B(c) and the Series B Redeemable Preferred Stock, if applicable, no shares of Common Stock, or other capital stock of the Corporation ranking junior to the Series B Preferred Stock shall be repurchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

      In addition to Series B Dividends, the holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, any dividends declared on the Common Stock (treating each share of Series B Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock would be converted if it were converted pursuant to the provisions of Section C.6 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

      All numbers relating to the calculation of dividends pursuant to this Section C.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series B Preferred Stock.

      4.    Liquidation and Extraordinary Transactions.

            (a) Liquidation Preference. Upon a Liquidation Event or an Extraordinary Transaction, each holder of outstanding shares of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings:

            (i) Before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation pari passu or junior to the Series B Preferred Stock, an amount in cash equal to (i) $2.726497 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock) (the "Series B Base Liquidation Amount"), plus (ii) any accumulated but unpaid dividends, including, without limitation, the Series B Dividends, to which such holder of outstanding shares of Series B Preferred Stock is then entitled (the "Series B Dividend Liquidation Amount") (the sum of clauses (i) and (ii) being referred to herein as the "Series B Senior Convertible Liquidation Amount"); provided, however, that

                  (A) if a Liquidation Event or Extraordinary Transaction occurs and the holders of Series B Preferred Stock would, if all proceeds were distributed pursuant to Section C.4(a)(ii) below without payment of the Series B Senior Convertible Liquidation Amount, receive an amount equal to or in excess of $8.846005 per share of Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock), then the holders of Series B Preferred Stock shall not be entitled to receive any Series B Senior Convertible Liquidation Amount hereunder; and

            (B) if a Liquidation Event or Extraordinary Transaction occurs and the holders of Series B Preferred Stock would, if all proceeds were distributed pursuant to Section C.4(a)(ii) below without payment of the Series B Senior Convertible Liquidation Amount, receive an amount which is in excess of $6.622881 per share of Series B Preferred Stock (as adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock) (such applicable per share amount to be referred to herein as the "Series B Minimum Amount") but is less than $8.846005 per share of Series B Preferred Stock (as adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock) (such applicable per share amount to be referred to herein as the "Series B Target Amount"), then each holder of Series B Preferred Stock shall be entitled to receive only: that portion of the Series B Senior Convertible Liquidation Amount equal to the product of (x) the Series B Senior Convertible Liquidation Amount multiplied by (y) a fraction, the numerator of which is the remainder of (1) the Series B Target Amount minus (2) the actual amount per share that the holders of Series B Preferred Stock would so receive pursuant to Section C.4(a)(ii) below without payment of the Series B Senior Convertible Liquidation Amount and the denominator of which is equal to the remainder of (1) the Series B Target Amount minus (2) the Series B Minimum Amount; and

      provided further that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Series A Senior Convertible Liquidation Amount as provided in Section A.4 and the Series B Senior Convertible Liquidation Amount as provided in this Section C.4 are not paid in full, the holders of the Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and

            (ii) After the payment of the Series B Senior Convertible Liquidation Amount (subject to the prior payment of amounts due to holders of any shares of capital stock ranking senior, pari passu or junior to the Series B Preferred Stock, as the case may be), any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock and (ii) and issuable upon conversion of the shares of Series B Preferred Stock held by a holder of Series B Preferred Stock pursuant to Section C.6 and the conversion of the shares of Series A Preferred Stock held by a holder of Series A Preferred Stock pursuant to Section A.6, in each case immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction (the "Series B Residual Convertible Liquidation Amount" and, together with the Series B Senior Convertible Liquidation Amount, the "Series B Total Convertible Liquidation Amount").

            (b) Conversion Rights Not Impaired. Nothing in this Section C.4 shall with respect to any Liquidation Event or Extraordinary Transaction in any way limit the right of the holders of the Series B Preferred Stock to elect to have the provisions of Section C.6 govern such Liquidation Event or Extraordinary Transaction.

            (c) Non-Cash Consideration. Notwithstanding the provisions of Section C.4(a), in connection with any Extraordinary Transaction, the holders of Series B Preferred Stock shall, on the effective date of such Extraordinary Transaction, be paid by the Corporation the Series B Senior Convertible Liquidation Amount in accordance with Section A.4(c) herein.

            Any securities or other consideration to be delivered to the holders of the Series B Preferred Stock upon any Extraordinary Transaction shall be valued in accordance with Section A.4(c).

            (d) Surrender of Certificates. On the effective date of any Extraordinary Transaction, the Corporation shall pay all cash and other consideration to which the holders of Series B Preferred Stock shall be entitled under this Section C.4. Upon receipt of such payment, each holder of shares of Series B Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an Affidavit of Loss, and each surrendered certificate shall be canceled and retired.

            (e) Notice. Prior to the occurrence of any Liquidation Event or Extraordinary Transaction, the Corporation will furnish each holder of Series B Preferred Stock notice in accordance with Section C.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Series B Preferred Stock each holder of Series B Preferred Stock would receive pursuant to the provisions of Section C.4(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

      5.    Redemption.

            (a) On or after March 20, 2008, at the election of the holders of a majority of the then outstanding shares of Series B Preferred Stock, the Corporation shall redeem all shares of Series B Preferred Stock then outstanding at the Series B Redemption Price specified in Section C.5(b) herein, the foregoing election shall be made by such holders giving the Corporation and each of the other holders of the Series B Preferred Stock not less than thirty (30) days prior written notice, which notice shall set forth the date for such redemption (the "Series B Redemption Date"). Upon the receipt of any such notice, the Corporation shall provide concurrent written notice to each holder of Series A Preferred Stock.

            (b) On the Series B Redemption Date, the Corporation shall redeem all shares of Series B Preferred Stock for a per share redemption price equal to the greater of (i) the Series B Senior Convertible Liquidation Amount or (ii) the amount received if each share of Series B Preferred Stock was converted into Common Stock and such Common Stock was redeemed at its Going Concern Value (as defined in Section C.5(e) hereof) (the "Series B Redemption Price"). On the Series B Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the Series B Redemption Price.

            (c) From and after the Series B Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Series B Redemption Price, all dividends on the Series B Preferred Stock shall cease to accrue, all rights of the holders with respect to such redeemed shares of Series B Preferred Stock (except the right to receive the Series B Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

            (d) If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on the Series B Redemption Date and shares of Series A Preferred Stock on the Series A Redemption Date, if applicable, are insufficient to redeem the total number of shares to be redeemed, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock and Series A Preferred Stock, if applicable, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem (ratably among the holders of such shares to be redeemed to the extent that such funds are insufficient to redeem the shares remaining to be redeemed), but which it has not redeemed at the Series B Redemption Price or the Series A Redemption Price, if applicable, together with any accrued interest thereon as provided below. If any shares to be redeemed are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate Series B Redemption Price on all outstanding shares of Series B Preferred Stock or the aggregate Series A Redemption Price on all outstanding shares of Series A Preferred Stock, if applicable, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series B Redemption Price or the Series A Redemption Price, as applicable, for the unredeemed portion at an aggregate per annum rate equal to twelve percent (12%), which such rate shall increase every six months thereafter by an additional one percent (1%) per annum to a maximum of twenty percent (20%) per annum, or the maximum rate of interest permitted under applicable law, whichever is less.

            (e) Going Concern Value. For purposes of Section C.5(b) hereof, "Going Concern Value" shall be determined in accordance with Section A.5(e).

      6. Conversion. The holders of the Series B Preferred Stock shall have the following conversion rights:

            (a) Voluntary Conversion. Each holder of shares of Series B Preferred Stock may elect at any time to convert the shares of Series B Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Conversion Value and dividing the result by the Series B Conversion Price then in effect. The "Series B Conversion Value" shall be $2.726497 per share of Series B Preferred Stock. The "Series B Conversion Price" shall be $2.726497 per share of Series B Preferred Stock, subject to adjustment as hereinafter provided. Additionally, each share of Series B Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible according to the formula set forth above at the then effective Series B Conversion Price upon the date specified by the holders of not less than a majority of the shares of Series B Preferred Stock then outstanding. Except as otherwise provided in this Section C.6(a) or Section C.6(c) hereof, if shares of Series B Preferred Stock are converted pursuant to this Section C.6(a) at a time when there are any declared and unpaid dividends or other amounts due on such shares, other than Series B Dividends, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation junior to the Series B Preferred Stock, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion; provided, however, that in the event shares of Series B Preferred Stock are so converted into shares of Common Stock in connection with an Extraordinary Transaction or a Liquidation Event and the holders thereof would, if all proceeds with respect thereto were distributed pursuant to Section C.4(a)(ii) hereof without payment of the Series B Senior Convertible Liquidation Amount, receive less than the Series B Target Amount, the Corporation shall pay, before any amount shall be paid to the holders of Common Stock, or of any other stock ranking on liquidation pari passu or junior to the Series B Preferred Stock, to each such holder, in addition to any other declared and unpaid dividends or other amounts due on such shares, any Series B Dividends to which such holder would otherwise be entitled if the provisions of Section C.4 hereof were applicable thereto.

            (b) Automatic Conversion Upon Qualified Public Offering. Each share of Series B Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section C.6(a) hereof at the then effective Series B Conversion Price as of, and in all cases subject to, the closing of the Corporation's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public generally, provided that (ii) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation equal or exceed $30,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market and
(iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $8.646005 per share of Common Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Common Stock)(a "Series B QPO" or a "Series B Qualified Public Offering"); provided, that if a closing of a Series B QPO occurs, all outstanding shares of Series B Convertible Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. If the holders of shares of Series B Convertible Stock are required to convert the outstanding shares of Series B Preferred Stock pursuant to this Section C.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, other than Series B Dividends, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation pari passu or junior to the Series B Preferred Stock, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

            (c) Conversion Upon Series B Initial Public Offering Other than Series B Qualified Public Offering. Notwithstanding anything to the contrary contained herein, upon election by a holder or holders of Series B Preferred Stock to convert such shares into shares of Common Stock pursuant to the provisions of Section C.6(a) hereof in connection with the Corporation's first public offering pursuant to an effective registration statement under the Securities Act, which offering does not constitute a Series B Qualified Public Offering (a "Series B Initial Public Offering"), each share of Series B Preferred Stock then held by such holder or holders shall as of, and in all cases subject to, the closing of the Series B Initial Public Offering, be converted into (i) the number of shares of Common Stock into which such share is convertible as computed according to the formula set forth in Section C.6 hereof and (ii) one (1) share of Series B Redeemable Preferred Stock; provided, that if a closing of a Series B Initial Public Offering occurs, all such shares of Series B Preferred Stock being so converted shall be deemed to have been converted as set forth in this Section C.6(c) immediately prior to such closing; and provided, further that if the Offering Price for the Series B Initial Public Offering exceeds the Series B Minimum Amount but is less than the Series B Target Amount, then the number of shares of Series B Redeemable Preferred Stock issuable to a holder of shares of Series B Preferred Stock shall be equal to the product of (x) the number of shares of Series B Redeemable Preferred Stock issuable pursuant to the formula set forth above multiplied by (y) a fraction, the numerator of which is the remainder of (A) the Series B Target Amount minus
(B) the Offering Price and the denominator of which is the remainder of (A) the Series B Target Amount minus (B) the Series B Minimum Amount. If shares of Series B Preferred Stock are converted pursuant to this Section C.6(c) at a time when there are any declared and unpaid dividends or other amounts due on such shares, including Series B Dividends, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation pari passu or junior to the Series B Preferred Stock, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion; provided that in the event the Offering Price exceeds the Series B Minimum Amount but is less than the Series B Target Amount, then each holder of Series B Preferred Stock so converting shall be entitled to receive only that portion of the accrued Series B Dividends with respect to such shares (the "Accrued Series B Dividends") equal to the product of (x) the Accrued Series B Dividends multiplied by (y) a fraction, the numerator of which is the remainder of (1) the Series A Target Amount minus (2) the Offering Price and the denominator of which is equal to the remainder of (1) the Series B Target Amount minus (2) the Series B Minimum Amount.

            (d) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section C.6(a), the relevant holder or holders of Series B Preferred Stock shall surrender the certificate or certificates representing the Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation, or in the event the certificate or certificates are lost, stolen or missing, shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Series B Preferred Stock upon election to convert pursuant to Section C.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Series B Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock and Series B Redeemable Preferred Stock, if applicable, to which such holders shall be entitled upon conversion, plus a cash payment in the amount of any accrued but unpaid dividends and other amounts as contemplated by this Section C.6 in respect of the shares of Series B Preferred Stock which are converted. Notwithstanding the foregoing, in the event of an automatic conversion pursuant to Section C.6(a) upon the election of the holders of not less than a majority of Series B Preferred Stock, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and all rights with respect to such applicable Series B Preferred Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefore or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock and Series B Redeemable Preferred Stock, if applicable, into which such shares of Series B Preferred Stock has been converted plus all declared but unpaid dividends and other amounts as contemplated by this Section C.6 in respect of the shares of Series B Preferred Stock which are converted. The issuance of certificates for

Common Stock and Series B Redeemable Preferred Stock, if applicable, upon conversion of Series B Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

            (e) Procedure for Automatic Conversion on Series B Qualified Public Offering. As of, and in all cases subject to, the closing of a Series B Qualified Public Offering (the "Series B Automatic Conversion Date"), all outstanding shares of Series B Preferred Stock shall be converted automatically into shares of Common Stock as set forth in Section C.6(b) hereof and without any further action by the holders of such shares and whether or not the certificates representing such shares of Series B Preferred Stock are surrendered to the Corporation or its transfer agent. On the Series B Automatic Conversion Date, all rights with respect to the Series B Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted plus all accrued but unpaid dividends and other amounts as contemplated by Section C.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered are convertible on the Series B Automatic Conversion Date and shall pay all declared but unpaid dividends and other amounts as contemplated by Section C.6(b) in respect of the shares of Series B Preferred Stock which are converted.

            (f) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law; provided, however, the Corporation shall deliver to the holders of Series B Preferred Stock fractional shares of Series B Redeemable Preferred Stock, if applicable, upon the conversion of Series B Preferred Stock pursuant to the provisions of Section C.6(c) hereof.

            (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series B Redeemable Preferred Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock and Series B Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock and Series B Redeemable Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Series B Redeemable Preferred Stock to such number of shares as shall be sufficient for such purpose.

            (h) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series B Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series B Preferred Stock.

      7. Adjustments. The Series B Conversion Price for the Series B Preferred Stock in effect from time to time shall be subject to adjustment from and after the Series B Convertible Issuance Date as follows:

            (a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

            (b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series B Preferred Stock, shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

            (c) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding Excluded Shares) for a Purchase Price less than the Series B Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a "Series B Dilutive Transaction"), then, and thereafter successively upon each such Series B Dilutive Transaction the Series B Conversion Price shall forthwith be reduced to an amount determined by multiplying the Series B Conversion Price by a fraction:

            (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Series B Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Series B Dilutive Transaction would purchase at the Series B Conversion Price (prior to such adjustment); and

            (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Series B Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Series B Dilutive Transaction.

            (d) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a Purchase Price (determined by dividing the Net Aggregate Consideration by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Series B Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or other convertible or exchangeable securities, the Series B Conversion Price shall forthwith be reduced to an amount determined by multiplying the Series B Conversion Price by a fraction:

            (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the number of shares of Common Stock which the Net Aggregate Consideration would purchase at the Series B Conversion Price prior to adjustment; and

            (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted.

            (e) Expiration or Change in Price. If the consideration per share provided for in any options, warrants, convertible securities or any other rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Series B Conversion Price in effect at the time of such change shall be readjusted to the Series B Conversion Price which would have been in effect at such time had such options, warrants, convertible securities or other rights provided for such changed consideration per share (determined as provided in Section C.7(d) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Series B

Conversion Price will be made only as and to the extent that such Series B Conversion Price effective upon such adjustment remains less than or equal to such Series B Conversion Price that would be in effect if such options, warrants, rights or securities had not been issued. No adjustment of the Series B Conversion Price shall be made under this Section C.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Series B Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Series B Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to the Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

            (f) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series B Preferred Stock, shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series B Preferred Stock, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section C.7 as applied to such distributed securities.

            (g) Reorganization, etc. If the Common Stock issuable upon the conversion of the Series B Preferred Stock, shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section C.7), then and in each such event the holder of each share of Series B Preferred Stock, shall have the right to receive upon conversion of the Series B Preferred Stock, the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            (h) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section C.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series B Preferred Stock, shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section C.7 (including, without limitation, provisions for adjustment of the Series B Conversion Price and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series B Preferred Stock.

            Each holder of Series B Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company or the sale of all or substantially all of its assets and properties and such events are more fully set forth on the first paragraph of this Section C.7(h), shall have the option of electing treatment of its shares of Series B Preferred Stock under either this Section C.7(h) or Section C.4 hereof.

            (i) Calculations. All calculations under this Section C.7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

            (j) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section C.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series B Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Series B Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and Series B Redeemable Preferred Stock, if applicable, and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Preferred Stock.

      8.    Covenants.

            A. Series B Preferred Stock Rights. So long as any shares of Series B Preferred Stock, the Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Series B Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, voting as a single class:

            (a) Take any action or enter into any agreement to create or authorize any new class of securities which has a preference over, or is offered with rights on a pari passu basis with, the Series B Preferred Stock or the Series B Redeemable Preferred Stock with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction or as to dividends or redemption rights; or

            (b) amend, alter, repeal or waive any provision of, or add any provision to, this Certificate of Incorporation or by-laws in a manner that changes the rights, preferences or privileges of the Series B Preferred Stock or the Series B Redeemable Preferred Stock or that otherwise adversely affects the rights of the holders of the Series B Preferred Stock or the Series B Redeemable Preferred Stock.

            B. Preferred Stock Rights. In addition, so long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall be subject to Section A.8.B.

      9.    Notice.

            (a) Liquidation Events, Extraordinary Transactions, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event, Extraordinary Transaction, Series B Initial Public Offering or Series B QPO becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series B Preferred Stock at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, Series B Initial Public Offering or Series B QPO is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

            (b) Waiver of Notice. The holder or holders of not less than a majority of the outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

            (c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock or any other class or series of Preferred Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series B Preferred Stock.

      10. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

      11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series B Preferred Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

D. SERIES B REDEEMABLE PREFERRED STOCK

      1. Designation. A total of 1,635,799 shares of the Corporation's Preferred Stock shall be designated as a series known as Series B Redeemable Preferred Stock, par value $.01 per share (the "Series B Redeemable Preferred Stock").

      2. Voting. The holders of Series B Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under by law.

      3. Dividends. The holders of shares of Series B Redeemable Preferred Stock shall be entitled to receive dividends on the Series B Redeemable Preferred Stock when and if declared by the Board of Directors.

      4.    Redemption.

            (a) All of the outstanding shares of Series B Redeemable Preferred Stock shall be automatically redeemed immediately upon the closing of an Series B Initial Public Offering (the "Series B Redeemable Preferred Redemption Date") at the Series B Redeemable Redemption Price. The "Series B Redeemable Redemption Price" shall be equal to $2.726497 per share of Series B Redeemable Preferred Stock for each share of Series B Redeemable Preferred Stock (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Redeemable Preferred Stock). On the Series B Redeemable Preferred Redemption Date, each holder of shares of Series B Redeemable Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the Series B Redeemable Redemption Price.

            (b) From and after the Series B Redeemable Preferred Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Series B Redeemable Redemption Price, any dividends on the Series B Redeemable Preferred Stock shall cease to accrue, all rights of the holders with respect to such redeemed shares of Series B Redeemable Preferred Stock (except the right to receive the Series B Redeemable Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

            (c) If the funds of the Corporation legally available for redemption of shares of Series B Redeemable Preferred Stock are insufficient to redeem the total number of shares of Series B Redeemable Preferred Stock, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Redeemable Preferred Stock, such funds will immediately be use to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed at the Series B Redeemable Redemption Price together with any accrued interest thereon as provided below. If any shares of Series B Redeemable Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate Series B Redeemable Redemption Price on all outstanding shares of Series B Redeemable Preferred Stock, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series B Redeemable Redemption Price for the unredeemed portion at an aggregate per annum rate equal to twelve percent (12%), which such rate shall increase every six months thereafter by an additional one percent (1%) per annum to a maximum of twenty percent (20%) per annum, or the maximum rate of interest permitted under applicable law, whichever is less.

      5. Notice. In the event that the Corporation provides or is required to provide notice to any holder of Series B Preferred Stock, Common Stock or any other capital stock of the Corporation in accordance with the provisions of this Certificate of Incorporation and/or the Corporation's by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Series B Redeemable Preferred Stock.

      6. No Reissuance of Series B Redeemable Preferred Stock. No share or shares of Series B Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

E. COMMON STOCK

      1. Voting Power. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or written consent of stockholders and shall vote together with the holders of the Series A Preferred Stock and the Series B Preferred Stock (to the extent provided by the provisions of Parts A and C of this Article FOURTH) as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein. Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, irrespective of Section 242(b)(2) of the Delaware General Corporation Law, and the Common Stock shall not be entitled to any separate class vote on any such increase or decrease.

      2. Dividends. Subject to the payment in full of all preferential dividends to which the holders of Series A Preferred Stock and Series B Preferred Stock are entitled hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of Series A Preferred Stock, Series B Preferred and Common Stock sharing pari passsu in such dividends as contemplated by Sections
A.3 and C.3 hereof.

      3. Liquidation. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Series A Preferred Stock and Series B Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock (and to the extent applicable, Series A Preferred Stock and Series B Preferred Stock) shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, with such stock being considered a single class for this purpose.

      4. Fractional Shares; Uncertificated Shares. The Corporation may issue fractional shares of Common Stock and Preferred Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Common Stock or Preferred Stock, or fractions thereof, may, but need not be represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Common Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such share certificates to represent Uncertificated Common Shares previously issued (or deemed issued) to such holder.

      FIFTH. The name and mailing address of the sole incorporator is as follows:

      Name                        Mailing Address

      Rachael T. McCarthy         Unica Corporation
                                  170 Tracer Lane
                                  Waltham, MA 02451

      SIXTH. The corporation is to have perpetual existence.

      SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

      A. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

      B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

      EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH. The corporation eliminates the personal liability of each member of its board of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

      TENTH. The corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this [20th] day of June, 2003.

                                              /s/ Rachael T. McCarthy
                                              ---------------------------
                                              Rachael T. McCarthy
                                              Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                UNICA CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

                            ------------------------

      Unica Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly adopted said amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Said amendments have been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendments is as follows:

RESOLVED:         That the Certificate of Incorporation of the Corporation, as
                  amended and/or restated to date (the "Restated Certificate") be further amended as follows:

                  (1) Article Fourth of the Restated Certificate is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:

                           "FOURTH. That, effective immediately upon the filing of this Certificate of Amendment of Certificate of Incorporation (the "Effective Time"), a three-for-two reverse stock split of the Corporation's common stock shall become effective, pursuant to which each three shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into two shares of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent two shares of common stock from and after the Effective Time. No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the common stock as determined by the Board of Directors of the Corporation.

                           The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 31,421,220, of which (a) 3,421,220 shares shall be designated as Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (b) 28,000,000 shares shall be designated as Common Stock, par value $.01 per share (the "Common Stock")."

                  (2) Article Fourth of the Restated Certificate is hereby amended by deleting the first sentence of Section C(6)(c) in its entirety and replacing it with the following:

                           "Notwithstanding anything to the contrary contained herein, upon election by a holder or holders of Series B Preferred Stock to convert such shares into shares of Common Stock pursuant to the provisions of Section C.6(a) hereof in connection with the Corporation's first public offering pursuant to an effective registration statement under the Securities Act, which offering does not constitute a Series B Qualified Public Offering (a "Series B Initial Public Offering"), each share of Series B Preferred Stock then held by such holder or holders shall as of, and in all cases subject to the closing of the Series B Initial Public Offering, be converted into (i) the number of shares of Common Stock into which such share is convertible as computed according to the formula set forth in Section C.6 hereof and
                           (ii) one (1) share of Series B Redeemable Preferred Stock; provided, that if a closing of a Series B Initial Public Offering occurs, all such shares of Series B Preferred Stock being so converted shall be deemed to have been converted as set forth in this Section C.6(c) immediately prior to such closing; and provided, further that if the closing of the Series B Initial Public Offering occurs after June 30, 2005 and the Offering Price for the Series B Initial Public Offering exceeds the Series B Minimum Amount but is less than the Series B Target Amount, then the number of shares of Series B Redeemable Preferred Stock issuable to a holder of shares of Series B Preferred Stock shall be equal to the product of (x) the number of shares of Series B Redeemable Preferred Stock issuable pursuant to the formula set forth above multiplied by (y) a fraction, the numerator of which is the remainder of (A) the Series B Target Amount minus (B) the Offering Price and the denominator of which is the remainder of (A) the Series B Target Amount minus (B) the Series B Minimum Amount."

                  (3) Article Fourth of the Restated Certificate is hereby amended by deleting the second sentence of Section D(4)(a) in its entirety and replacing it with the following:

                           "The "Series B Redeemable Redemption Price" shall be equal to $2.726497 per share of Series B Redeemable Preferred Stock for each share of Series B Redeemable Preferred Stock (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Redeemable Preferred Stock), provided that if the closing of the Series B Initial Public Offering occurs on or before June 30, 2005, the "Series B Redeemable Redemption Price" shall be equal to $1,000,000 divided by the number of outstanding shares of Series B Redeemable Preferred Stock, rounded in such manner as shall be reasonably determined by the Corporation."

                                      * * *

      IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by its duly authorized officer as of March 18, 2005.

                                 UNICA CORPORATION



                                 By: /s/ YUCHUN LEE
                                     ---------------------------------------
                                      Yuchun Lee:
                                      Chief Executive Officer and President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                UNICA CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

                            ------------------------

   Unica Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

   By unanimous consent of its members, the Board of Directors of the Corporation adopted a resolution pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly adopted said amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Said amendments have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendments is as follows:

RESOLVED:  That the Certificate of Incorporation of the Corporation, as amended and/or restated to date (the "Restated Certificate") be further amended as follows:

           (1) Article Fourth of the Restated Certificate is hereby amended by deleting the first sentence of Section C(6)(c) in its entirety and replacing it with the following:

               "Notwithstanding anything to the contrary contained herein, upon election by a holder or holders of Series B Preferred Stock to convert such shares into shares of Common Stock pursuant to the provisions of Section C.6(a) hereof in connection with the Corporation's first public offering pursuant to an effective registration statement under the Securities Act, which offering does not constitute a Series B Qualified Public Offering (a "Series B Initial Public Offering"), each share of Series B Preferred Stock then held by such holder or holders shall as of, and in all cases subject to the closing of the Series B Initial Public Offering, be converted into (i) the number of shares of Common Stock into which such share is convertible as computed according to the formula set forth in Section C.6 hereof and (ii) one (1) share of Series B Redeemable Preferred Stock; provided, that if a closing of a Series B Initial Public Offering occurs, all such shares of Series B Preferred Stock being so converted shall be deemed to have been converted as set forth in this Section C.6(c) immediately prior to such closing; and provided, further that if the closing of the Series B Initial Public Offering occurs after December 31, 2005 and the Offering Price for the Series B Initial Public Offering exceeds the Series B Minimum Amount but is less than the Series B Target Amount, then the number of shares of Series B Redeemable Preferred Stock issuable to a holder of shares of Series B Preferred Stock shall be equal to the product of (x) the number of shares of Series B Redeemable Preferred Stock issuable pursuant to the formula set forth above multiplied by (y) a fraction, the numerator of which is the remainder of (A) the Series B Target Amount minus (B) the Offering Price and the denominator of which is the remainder of
               (A) the Series B Target Amount minus (B) the Series B Minimum Amount."

           (2) Article Fourth of the Restated Certificate is hereby amended by deleting the second sentence of Section D(4)(a) in its entirety and replacing it with the following:

               "The "Series B Redeemable Redemption Price" shall be equal to $2.726497 per share of Series B Redeemable Preferred Stock for each share of Series B Redeemable Preferred Stock (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Redeemable Preferred Stock), provided that if the closing of the Series B Initial Public Offering occurs on or before December 31, 2005, the "Series B Redeemable Redemption Price" shall be equal to $1,000,000 divided by the number of outstanding shares of Series B Redeemable Preferred Stock, rounded in such manner as shall be reasonably determined by the Corporation."

                                      * * *

   IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by its duly authorized officer as of July 18, 2005.

                                    UNICA CORPORATION



                                    By:  /s/ Yuchun Lee
                                       ---------------------------------------
                                       Yuchun Lee
                                       Chief Executive Officer and President




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